As filed with the Securities and Exchange Commission on February 16, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION (Exact name of registrant as specified in its charter)	BAC CAPITAL TRUST XIII (Exact name of registrant as specified in certificate of trust)
Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)
56‑0906609 (IRS Employer Identification No.)	20-7020707 (IRS Employer Identification No.)
BANK OF AMERICA CORPORATION Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the Guarantee related thereto)	Name of each exchange on which each class is to be registered New York Stock Exchange

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  /X/

                If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  /  /

                Securities Act registration statement file numbers to which this form relates: 333-133852 and 333-133852-08

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     The descriptions set forth under the "Description of the HITS," "Description of the Stock Purchase Contracts," "Description of the Junior Subordinated Notes," "Description of the Guarantee," "Relationship among HITS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee" and "Description of the Preferred Stock" in the final prospectus supplement dated February 12, 2007, filed with the Securities and Exchange Commission on February 13, 2007, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-133852 and 333-133852-08) (the "1933 Act Registration Statement") of Bank of America Corporation (the "Corporation") and BAC Capital Trust XIII, filed on May 5, 2006, are incorporated herein by reference.

Item 2.  Exhibits

Exhibit No.	Description and Method of Filing
4.1	Restated Indenture, incorporated herein by reference to Exhibit 4.10 to Amendment No. 1 to the Corporation's Registration Statement on Form S-3 (File No. 333-70984).

4.2	Thirteenth Supplemental Indenture, incorporated herein by reference to Exhibit 4.6 to the Corporation's Current Report on Form 8-K dated February 8, 2007.

4.3	Certificate of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.25 to the 1933 Act Registration Statement.

4.4	Amended and Restated Declaration of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.4 to the Corporation's Current Report on Form 8-K dated February 8, 2007.

4.5	Form of Preferred HITS Certificate (included as part of Exhibit 4.4).

4.6	Stock Purchase Contract Agreement, incorporated herein by reference to Exhibit 4.8 to the Corporation's Current Report on Form 8-K dated February 8, 2007.

4.7	HITS Guarantee Agreement, incorporated herein by reference to Exhibit 4.12 to the Corporation's Current Report on Form 8-K dated February 8, 2007.

4.8

Certificate of Designations of the Corporation with respect to the Floating Rate Non-Cumulative Preferred Stock, Series F, incorporated herein by reference to Exhibit 4.1 to the Corporation's Current Report on Form 8-K dated February 8, 2007.

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SIGNATURES

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 16, 2006

BANK OF AMERICA CORPORATION By: /s/ ANN J. TRAVIS Ann J. Travis Senior Vice President
BANK OF AMERICA CORPORATION, as Sponsor, on behalf of BAC CAPITAL TRUST XIII By: /S/ ANN J. TRAVIS Ann J. Travis Senior Vice President